                                                                   EXHIBIT 10.16

- - -------------------------------------------------------------------------------


                                CREDIT AGREEMENT


                                     among


                              CITADEL REALTY, INC.
                                 (as borrower)


                          CITADEL HOLDING CORPORATION
                                 (as guarantor)


                                      and


                               CRAIG CORPORATION
                                  (as lender)


                           dated as of August 2, 1994

- - -------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                              Page
                                                              ----
SECTION 1.         DEFINITIONS.............................    1

SECTION 2.         AMOUNT AND TERMS OF LOAN COMMITMENT.....    7
     Section 2.1       Loans and Loan Commitment...........    7
     Section 2.2       Notice of Borrowing.................    7
     Section 2.3       Disbursement of Funds...............    7
     Section 2.4       Note................................    7
     Section 2.5       Interest............................    8
     Section 2.6       Term; Maturity Date; Acceleration...    8
     Section 2.7       Optional Prepayments................    9
     Section 2.8       Commitment Fee......................    9
     Section 2.9       Extension Fee.......................    9
     Section 2.10      Facility Fee........................    9
     Section 2.11      Expenses............................    9
     Section 2.12      Method and Place of Payment.........   10

SECTION 3.         CONDITIONS PRECEDENT....................   10
     Section 3.1       Conditions Precedent to Initial Loan   10
     Section 3.2       Conditions Precedent to All Loans...   11

SECTION 4.         REPRESENTATIONS AND WARRANTIES..........   12
     Section 4.1       Representations and Warranties of
                       the Company.........................   12
     Section 4.2       Representations and Warranties of
                       the Guarantor.......................   15

SECTION 5.         COVENANTS...............................   16
     Section 5.1       Affirmative Covenants of the
                       Company.............................   16
     Section 5.2       Negative Covenants of the Company...   18

SECTION 6.         EVENTS OF DEFAULT.......................   19
     Section 6.1       Events of Default...................   19
     Section 6.2       Rights and Remedies.................   21

SECTION 7.         MISCELLANEOUS...........................   22
     Section 7.1       Costs and Expenses..................   22
     Section 7.2       Indemnification.....................   22
     Section 7.3       Notices.............................   23
     Section 7.4       Successors and Assigns..............   23
     Section 7.5       Amendments and Waivers..............   23
     Section 7.6       No Waiver; Remedies Cumulative......   23
     Section 7.7       Governing Law and Consent to
                       Jurisdiction; Waiver of Jury Trial..   24
     Section 7.8       Counterparts........................   25
     Section 7.9       Headings Descriptive................   25
     Section 7.10      Severability........................   25

SCHEDULES

     1 -     Description of Real Property
     2 -     Schedule of Certain Liens



EXHIBITS

     A -     Promissory Note
     B -     Guaranty
     C -     Pledge Agreement
     D -     Option Agreement

     This Credit Agreement is made as of the 2nd day of August 1994 among Citadel Realty, Inc., a Delaware corporation (the "Company"), Citadel Holding Corporation, a Delaware corporation (the "Guarantor"), and Craig Corporation, a Delaware corporation ("Craig").


SECTION 1.   DEFINITIONS
             -----------

     As used in this Agreement, the following terms shall have the meanings specified unless the context otherwise requires:

     "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended as provided herein.

     "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, and any successor statute or statutes.

     "Borrowing" shall have the meaning provided in Section 2.2.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in Los Angeles, California, a legal holiday or a day on which commercial banking institutions are authorized or required by law or other government actions to close.

     "Change in Control" shall mean a Company Change in Control or a Guarantor Change in Control.

     "Company Change in Control" shall mean (i) a consolidation or merger of the Company other than a consolidation or merger in which the Guarantor, Craig and their respective affiliates together own, directly or indirectly, immediately thereafter shares of the capital stock of the surviving entity which represent at least 50% of the voting power in such entity (or which possess less than 50% of such voting power but more than any other "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended);
(ii) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company other than a sale, lease, exchange or other transfer to the Guarantor, Craig or an affiliate of Craig, (iii) any liquidation or dissolution of the Company, or
(iv) any other transaction following which the Guarantor, Craig and their respective affiliates together cease to own, directly or indirectly, shares of capital stock of the Company which represent at least 50% of the voting power of the outstanding capital stock of the Company entitled to vote for the election of members of the Board of Directors of the Company.

     "Guarantor Change in Control" shall mean (i) a consolidation or merger of the Guarantor other than a consolidation or merger in which the stockholders of the Guarantor immediately prior to the merger or consolidation receive securities of the surviving entity in direct proportion to their relative holdings of capital stock of the Guarantor and own, directly or indirectly, immediately thereafter shares of the capital stock of the surviving entity which represent at least 50% of the voting power in such entity; (ii) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Guarantor other than a sale, lease, exchange or other transfer to Craig or an affiliate of Craig,
(iii) any liquidation or dissolution of the Guarantor, (iv) any transaction which results in any Person (other than Craig or its affiliates) becoming an "interested stockholder" of the Guarantor within the meaning of Section 203 of the Delaware General Corporation Law, or (v) any event (other than an event within Craig's control) following which a majority of the Board of Directors of the Guarantor consists of individuals other than individuals who are either directors of the Guarantor immediately following the transactions contemplated by this Agreement, nominees of such directors or nominees of such nominees.

     "Closing Date" shall mean the date on which the initial Loan is advanced hereunder.

     "Company" shall have the meaning provided in the first paragraph of this Agreement.

     "Company Cash Flow" shall mean, for any period, the net income (or loss) of the Company after deduction of all expenses, taxes, extraordinary gains and other proper charges, plus interest expense, income taxes, depreciation and amortization, all as determined in conformity with GAAP.

     "Company Net Worth" shall mean the total assets less the total liabilities of the Company determined in conformity with GAAP.

     "Company Tangible Net Worth" shall mean the Company Net Worth less the book value of all assets of the Company which constitute intangibles determined in conformity with GAAP, provided, that for purposes of Section 5.1(c), the fair market value of the Real Property and other assets of the Company as determined by the most recent independent appraisal shall be used in such determination in lieu of the book value of such assets.

     "Craig" shall have the meaning provided in the first paragraph hereof.

     "Default" shall mean any event, act or condition which would become an Event of Default with the giving of notice or after the lapse of time, or both.

     "Default Rate" shall have the meaning provided in Section 2.5(b).

     "Environmental Laws" shall mean all federal and state laws and regulations relating to pollution or to the emission, discharge or release into the environment of chemicals, wastes or other substances having the potential to adversely affect human health or the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     "ERISA Affiliate" shall mean any Person which is treated as a single employer with the Company under Sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended.

     "Event of Default" shall have the meaning provided in Section 6.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

     "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

     "Guaranty" shall mean the Guaranty executed by the Guarantor in favor of Craig substantially in the form of Exhibit B.
                                   ---------

     "Guarantor" shall have the meaning provided in the first paragraph hereof.

     "Guarantor Consolidated Tangible Net Worth" shall mean the total assets less the total liabilities of the Guarantor and its Subsidiaries on a consolidated basis determined in conformity with GAAP, less the book value of all assets of the Guarantor and its Subsidiaries on a consolidated basis which constitute intangibles determined in conformity with GAAP.

     "Indebtedness" shall mean all obligations, contingent and otherwise, which in conformity with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified (but only to the extent classified as a liability or referred to in a footnote in conformity with GAAP): (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

     "Indemnified Parties" shall have the meaning provided in Section 7.2.

     "Interest Payment Date" shall mean the last day of each calendar month and the Maturity Date.

     "Investment" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition of, or beneficial interest in, stock or other securities (debt or equity) of any other Person or any direct or indirect loan advance or capital contribution to any Person other than a Subsidiary.

     "Lien" shall mean any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan Commitment" shall have the meaning provided in Section 2.1.

     "Loan Documents" shall mean this Agreement, the Note, the Guaranty, the Pledge Agreement and all documents and instruments delivered hereunder or thereunder by the Company and the Guarantor.

     "Loans" shall have the meaning provided in Section 2.1.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) any of the Real Property, (ii) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company or of the Guarantor and its Subsidiaries, taken as a whole, or (iii) the ability of the Company to perform, or of Craig to enforce, any of the Obligations. As used herein, an act or event shall be deemed to "materially adversely affect" or "materially impair" something only if it would have a Material Adverse Effect.

     "Maturity Date" shall have the meaning provided in Section 2.6.

     "Note" shall have the meaning provided in Section 2.4.

     "Notice of Borrowing" shall have the meaning provided in Section 2.2.

     "Obligations" shall mean all indebtedness, obligations and liabilities of the Company to Craig, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or in respect of Loans made and the Note or other instruments at any time evidencing any thereof.

     "Option Agreement" shall mean an option agreement executed by Fidelity Federal Bank FSB in favor of the Guarantor substantially in the form of Exhibit
                                                                        -------
D entitling the Guarantor to purchase the real properties described therein for
- - -
the purchase price set forth therein.

     "Permitted Liens" shall mean Liens in favor of Craig and the following
Liens: (i) Liens in favor of Fidelity Federal Bank FSB to the extent they secure not more than $14,000,000 principal amount of Indebtedness of the Company or any other Person to Fidelity Federal Bank; (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, due;
(iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision, as required by GAAP, has been made therefor; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts and performance bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (v) any attachment or judgment Lien not constituting a Default or Event of Default;
(vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company, including without limitation, such matters as are reflected in the title policies issued or to be issued with respect to the Real Property by Chicago Title Company on or before the Closing Date; (vii) Liens in existence on or arising after the date hereof to the extent they secure

Indebtedness described on Schedule 2 and as approved by Craig; (viii) Liens
                          ----------
arising after the Closing Date and securing Indebtedness incurred in connection with the acquisition of assets, provided that such Liens extend only to the assets so acquired; and (ix) other Liens with respect to obligations incurred or arising after the Closing Date which do not in the aggregate exceed $100,000.

     "Person" shall mean an individual or a partnership, trust, corporation, limited liability company, business trust, joint stock company, unincorporated association, joint venture or other entity of whatever nature.

     "Pledge Agreement" shall mean the Pledge Agreement executed by the Guarantor in favor of Craig substantially in the form of Exhibit C with respect
                                                         ---------
to all issued and outstanding shares of capital stock of the Company.

     "Pledged Shares" shall mean, collectively, the "Pledged Shares" as defined in the Pledge Agreement.

     "Prime Rate" shall mean the rate of interest per annum published from time to time in the Wall Street Journal, Western Edition, as the prime or base rate
               -------------------  ---------------
paid on corporate loans as quoted by at least 75% of the 30 largest banks in the United States, provided, that if the Wall Street Journal, Western Edition,
                                     -------------------  ---------------
discontinues publishing such rate, the rate published from time to time by Bank of America NT&SA as its reference rate. Each change in the Prime Rate is to be effective hereunder as of the opening of business on the day such change is published.

     "Real Property" shall mean the real properties owned or acquired by the Company on the Closing Date as more particularly described on Schedule 1 hereto.
                                                              ----------

     "Restricted Payment" shall mean any dividend, direct or indirect, on account of any shares of any class of stock now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock now or hereafter outstanding; and any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock now or hereafter outstanding.

     "Subsidiary" shall mean, with respect to any Person, any corporation, association, trust or other business entity of which such Person shall at any time own directly or indirectly at least a majority of the outstanding capital stock or other interests entitled to vote generally.

 SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENT
             -----------------------------------

     Section 2.1   Loans and Loan Commitment.  Subject to and upon the terms and
                   -------------------------
conditions herein set forth, Craig agrees, at any time and from time to time on and after the Closing Date and prior to the Maturity Date, to make loans (collectively, "Loans") to the Company in an aggregate principal amount of $8,200,000 (the "Loan Commitment"). Loans may be voluntarily prepaid pursuant to Section 2.7, and any amount so prepaid may not be reborrowed. The Loan Commitment shall expire, and each Loan shall mature on, the Maturity Date, without further action on the part of Craig.

     Section 2.2   Notice of Borrowing.  Whenever the Company desires to borrow
                   -------------------
(a "Borrowing") a Loan hereunder, it shall give Craig notice (a "Notice of Borrowing"), which shall specify (i) the amount of the proposed Borrowing, and
(ii) a date not less than five Business Days after Craig's receipt of such Notice of Borrowing on which the requested Loan is to be made.

     Section 2.3   Disbursement of Funds.  Subject to the conditions set forth
                   ---------------------
in Section 3, on the date specified in each Notice of Borrowing complying with
Section 2.2 Craig will make the Loan requested to be made on such date in United States dollars and immediately available funds by wire transfer to an account to be designated by the Company for such purpose.

     Section 2.4   Note.  The Loans shall be evidenced by the promissory note of
                   ----
the Company (the "Note") in substantially the form of Exhibit A, representing
                                                      ---------
the obligation of the Company to pay the Loan Commitment or, if less, the aggregate unpaid principal amount of all Loans made by Craig hereunder, plus interest accrued thereon, as set forth below. The Company irrevocably authorizes Craig to make or cause to be made, in connection with any Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on Craig's records reflecting the making of such Loan or the receipt of such payment, as the case may be. At the Company's request, Craig shall promptly deliver to the Company a copy of such records, and unless the Company shall promptly thereafter notify Craig of an error in such records, the outstanding amount of the Loans set forth on Craig's records shall be prima facie evidence of the principal amount thereof owing and unpaid to Craig, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Company hereunder or under the Note to make payments of principal of or interest on the Note when due.

     Section 2.5   Interest.
                   --------

          (a) The Company agrees to pay interest on the unpaid principal amount of each Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate equal to the sum of 3% per annum plus the Prime Rate in effect from time to time, such interest to be computed on the basis of a 365-day year of actual-day months. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date.

          (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of 4.5% per annum plus the Prime Rate in effect from time to time.

          (c) Notwithstanding any other term of this Agreement or the Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Note by Craig shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     Section 2.6   Term; Maturity Date; Acceleration.
                   ---------------------------------

          (a) The term of the Loan Commitment and all Loans shall expire on the first anniversary of the Closing Date. So long as no Material Adverse Event shall have occurred since the Closing Date and no Default shall have occurred and be continuing, however, and subject to the payment of the extension fee provided for in Section 2.9, the Company shall be entitled to extend the term of the Loan Commitment and the Loans for a period of up to six months following first anniversary of the Closing Date upon written notice to Craig on or before the date 90 days prior to the first anniversary of the Closing Date. The first anniversary of the Closing Date, or the date of the last day of any extended term of the Loans as aforesaid, is referred to herein as the "Maturity Date." The aggregate principal amount of the Loans outstanding, together with interest accrued thereon, shall be due and payable in full on the Maturity Date.

          (b) The provisions of paragraph (a) above notwithstanding, in the event of and upon the consummation of a Change in Control, at Craig's option, the Loan Commitment shall immediately terminate, without any notice or other action on the part of Craig, and the unpaid principal amount of and all accrued interest on the Loans and any and all other Obligations shall become immediately due and payable in full and shall be paid by the Company.

     Section 2.7   Optional Prepayments.  The Company shall have the right to
                   --------------------
prepay the Loans, in whole or from time to time in part, without premium or penalty, including without limitation, in connection with any permitted sales of the Real Property as provided in Section 5.2(e).

     Section 2.8   Commitment Fee.  The Company shall pay Craig on the Closing
                   --------------
Date a commitment fee of $205,000.

     Section 2.9   Extension Fee.  The Company shall pay Craig an extension fee
                   -------------
of $82,000 in connection with and as a condition to an election by the Company to extend the term of the Loans as provided in Section 2.6(a), of which $41,000 shall be paid concurrently with the Company's notice to Craig of such election and $41,000 shall be paid on or before the first anniversary of the Closing Date.

     Section 2.10  Facility Fee.  The Company shall pay Craig a facility fee at
                   ------------
the rate of 0.5% per annum on the unused portion of the Loan Commitment during each calendar month or portion thereof from the Closing Date to the Maturity Date, which shall be payable in arrears on the first day of each calendar month for the immediately preceding month, with the final payment on the Maturity Date.

     Section 2.11  Expenses.  The Guarantor shall pay or reimburse Craig for all
                   --------
reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements not to exceed $100,000 in the aggregate, incurred or to be incurred by Craig in connection with the preparation of this Agreement and the other Loan Agreements, the making of all Loans hereunder and monitoring the Loan Commitment and the Loans hereunder. Craig acknowledges receipt from the Guarantor of a $25,000 advance against such expenses. The Guarantor agrees to promptly replenish such $25,000 advance upon Craig furnishing the Guarantor with reasonable documentation of such expenses. This provision is exclusive of the Company's obligations under Section 7.1 to pay any costs of enforcement or collection and certain other costs that may be incurred by Craig.

     Section 2.12  Method and Place of Payment.  All payments and prepayments
                   ---------------------------
under this Agreement and the Note shall be made to Craig when due hereunder in United States dollars in immediately available funds by certified or cashier's check or wire transfer to an account of Craig to be designated by it for this purpose. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. All payments made by the Company hereunder and under the Note shall be made irrespective of, and without any reduction for, any setoff or counterclaim.

SECTION 3.   CONDITIONS PRECEDENT
             --------------------

     Section 3.1   Conditions Precedent to Initial Loan.  The obligation of
                   ------------------------------------
Craig to make the initial Loan is subject to the satisfaction of Craig on the Closing Date of the following conditions precedent:

          (a) Craig shall have received executed copies of this Agreement and all other Loan Documents.

          (b) Craig shall have received the Certificate of Incorporation of the Company, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Secretary of State of Delaware as of a recent date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretary of State of California and the Secretary of State (or other appropriate officer) of each other State in which the Company is required to be qualified to transact business, each to be dated as of a recent date prior to the Closing Date.

          (c) Craig shall have received a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date certifying as to (i) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Documents, (ii) the By-Laws of the Company as in effect on the Closing Date, (iii) the resolutions of the Board of Directors of the Company approving and authorizing the execution, delivery and performance of all Loan Documents to which it is a party, and (iv) that there have been no changes in the Certificate of Incorporation, the By-Laws or such resolutions of the Company.

          (d) Craig shall have received an opinion satisfactory to it of in-house counsel dated the Closing Date with respect to such legal matters as Craig may request.

             (e) Craig shall have received the stock certificates evidencing the Pledged Shares, accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Craig.

             (f) Craig shall have been paid all fees and expenses to be paid under this Agreement on or before the Closing Date.

             (g) The Office of Thrift Supervision shall have approved the elimination of the net worth maintenance provision in the Guarantor's authorization to become a Savings and Loan Association Holding Company and the grant of the Option Agreement by Fidelity Federal Bank FSB to the Guarantor.

             (h) The Guarantor and the Company shall have not more than $28,000,000 of Indebtedness in the aggregate.

             (i) The Option Agreement shall have been granted to the Guarantor and shall have been duly sold, assigned, transferred and conveyed by the Guarantor to the Company.

     Section 3.2   Conditions Precedent to All Loans.  The obligation of Craig
                   ---------------------------------
to make the initial Loan to be made on the Closing Date and each other Loan hereunder is subject to the satisfaction of Craig on the date such Loan is made of the following conditions precedent:

             (a) The representations and warranties of the Company and the Guarantor contained herein and in the other Loan Documents shall be true and correct in all material respects on such date, both before and after giving effect to the making of such Loan, as if made on such date.

             (b) The Real Property shall have a book value determined in conformity with GAAP of not less than $18,500,000.

             (c) The Consolidated Guarantor Tangible Net Worth shall be not less than $14,000,000.

             (d) No Change in Control shall have occurred since the Closing
Date.

             (e) No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loan.

             (f) No event shall have occurred since the Closing Date which had or will have a Material Adverse Effect.

             (g) Craig shall have received on a timely basis a Notice of Borrowing in respect of the Loan to be made on such date.

             (h) Craig shall have received such evidence of the satisfaction of the applicable conditions set forth in this Section 3 and such other documents and instruments as it may request.

The Company's acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Company to Craig that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan have been satisfied.

SECTION 4.   REPRESENTATIONS AND WARRANTIES
             ------------------------------

     Section 4.1  Representations and Warranties of the Company.  In order to
     ----------------------------------------------------------
induce Craig to enter into this Agreement and to make the Loans, as of the date of this Agreement the Company makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loans:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has the requisite corporate power and authority to own the Real Property and its other assets and to transact the business in which it is engaged and proposes to engage and is duly qualified and authorized to do business and is in good standing as a foreign corporation in California and in every other jurisdiction in which it owns or leases Real Property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) The Company has the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. The Company has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Neither the execution, delivery or performance by the Company of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the transactions contemplated thereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the Real Property or the assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of the Real Property or its other assets is bound or to which the Company or any of the Real Property or its other assets may be subject, or (iii) will violate any provision of the Certificate of Incorporation or the By-Laws of the Company.

          (d) The execution, delivery and performance by the Company of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

          (e) The Company has, or will have as of the Closing Date, good, sufficient and legal title to the Real Property and all of its other assets, including without limitation, the Option Agreement, free and clear of all Liens other than Permitted Liens.

          (f) There are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Company's knowledge, threatened against the Company before any court, tribunal or administrative agency or board which, if adversely determined, would, either in any case or in the aggregate, materially adversely affect the Real Property or the business of the Company, or materially impair the right of the Company to carry on business substantially as conducted and proposed to be conducted, or result in any material liability not adequately covered by insurance or for which adequate reserves are not maintained on the balance sheet of the Company, or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

          (g) The Company has made or filed all federal and state income and all other tax returns, reports and declarations, if any, required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and has paid all taxes and other governmental assessments and charges that are material in amount, if any, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. There are no unpaid taxes in any material amount claimed to be due from the Company by the taxing authority of any jurisdiction.

          (h) No Default or Event of Default has occurred and is continuing.

          (i) Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any Real Property or other assets of the Company or rights thereunder.

          (j) The Company does not and has never maintained any "employee benefit plan" within the meaning of ERISA and is not and has never been a sponsor of, or contributor to, a "guaranteed pension plan" within the meaning of ERISA. Neither the Company nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any "multiemployer plan" within the meaning of ERISA as a result of a complete or partial withdrawal from such multiemployer plan under (S) 4201 of ERISA or as a result of a sale of assets described in (S) 4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any multiemployer plan is in reorganization or is insolvent under and within the meaning of (S) 4241 or (S) 4245 of ERISA or that any multiemployer plan intends to terminate or has been terminated under (S) 4041A of ERISA.

          (k) No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Federal Reserve Board.

          (l) To the best of the Company's knowledge, neither the Company nor any operator of the Real Property is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws, which violation could have a Material Adverse Effect. None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

          (m) The authorized capital stock of the Company consists of 1,000 shares of common stock, $.01 par value per share, of which 1,000 shares have been issued and are outstanding, fully paid and nonassessable. There are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of the capital stock or other securities of the Company.

             (n) The Company has no Subsidiaries.

     Section 4.2   Representations and Warranties of the Guarantor.  In order to
                   -----------------------------------------------
induce Craig to enter into this Agreement and to make the loans, the Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the loans:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified and authorized to do business and is in good standing as a foreign corporation in California.

          (b) The Guarantor has the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by such Loan Documents. The Guarantor had duly executed and delivered each Loan Document to which it is a party and each such loan Document constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Neither the execution, delivery or performance by the Guarantor of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the transaction as contemplated thereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will violate any provision of the Certificate of Incorporation or the By-laws of the Guarantor.

          (d) The execution, delivery and performance by the Guarantor of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

          (e) The Guarantor owns of record and beneficially all of the outstanding capital stock of the Company.

          (f) There are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Guarantor's knowledge, threatened against the Guarantor or any of its Subsidiaries before any court, tribunal or administrative agency or board which, if adversely determined, would, either in any case or in the aggregate, materially adversely affect the business of the Guarantor and its Subsidiaries, or materially impair the right of the Guarantor and its Subsidiaries to carry on business substantially as conducted and proposed to be conducted, or result in any material liability not adequately covered by insurance or for which adequate reserves are not maintained on the consolidated balance sheet of the Guarantor and its Subsidiaries, or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

          (g) The Guarantor and its Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations, if any, required by any jurisdiction to which they are subject (unless and only to the extent that the Guarantor or its Subsidiaries have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or are otherwise contesting such taxes in good faith by appropriate proceedings); and have paid all taxes and other governmental assessments and charges that are material in amount, if any, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. There are no unpaid Taxes in any material amount claimed to be due from the Guarantor or its Subsidiaries by the taxing authority of any jurisdiction.

SECTION 5.   COVENANTS
             ---------

     Section 5.1   Affirmative Covenants of the Company.  The Company covenants
                   ------------------------------------
and agrees that on and after the Closing Date and until the Loan Commitment has terminated and the Obligations are paid in full:

          (a) The Company will duly and punctually pay or cause to be paid the principal amount of and interest on the Loans and all other Obligations in accordance with the terms of this Agreement and the other Loan Documents.

          (b) The Company will furnish Craig such financial statements of the Company and its Subsidiaries as the Company may from time to time file with the Securities and Exchange Commission or, if the Company is not required to file financial statements with the Securities and Exchange Commission, such comparable financial statements as Craig may reasonably request.

          (c) The Company will maintain a Company Tangible Net Worth in an amount not less than the quotient of 1.3 times the aggregate principal amount of all Loans then outstanding, provided, that in determining such Company Tangible Net Worth the principal amount of and accrued interest (other than any past-due interest) on the Loans shall be excluded.

          (d) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect.

          (e) The Company will comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies (including any court, agency, department and commission) in respect of the conduct of its businesses and the ownership of the Real Property and its other assets.

          (f) The Company will pay all taxes, assessments and other governmental charges imposed upon it, or in respect of any of its franchises, businesses, income or properties before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of the Real Property or its other assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          (g) The Company will maintain or cause to be maintained in good repair, working order and condition the Real Property and all other material assets used or useful in the business of the Company and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof, and adopt practices with respect to each Real Property which a prudent operator would adopt, including practices with respect to construction, operating and capital programs.

          (h) The Company will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its business, the Real Property and its other assets against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

          (i) The Company will permit any authorized representatives designated by Craig to visit and inspect the Real Property and any other assets of the Company, including its books and records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested. The Company shall reimburse Craig for its reasonable out-of-pocket expenses incurred in connection with visits to the Real Property as aforesaid, provided, that the Company shall not be obligated to reimburse such expenses in connection with more than one visit to a particular Real Property in any 12-month period. Upon the Company's request, Craig and its representatives will enter into a confidentiality agreement in form and content mutually agreeable to the Company and Craig in connection with visits or inspections pursuant to this subparagraph (i).

          (j) The Company will keep adequate records and books of account, in which complete entries will be made, reflecting all transactions of the Company in accordance with GAAP.

     Section 5.2   Negative Covenants of the Company.  So long as the Note shall
                   ---------------------------------
remain unpaid or Craig shall have any Loan Commitment hereunder, without the prior written consent of Craig:

          (a) The Company will not incur or permit to exist any Indebtedness at any time outstanding except (i) Indebtedness to Craig arising under this Agreement or the other Loan Documents; (ii) current liabilities of the Company incurred in the ordinary course of business and not incurred through the borrowing of money or the obtaining of credit except for credit on an open-account basis customarily extended, and in fact extended, in connection with normal purchases of goods and services; and (iii) Indebtedness with respect to Permitted Liens.

          (b) The Company will not create or suffer to exist any Lien upon or with respect to any of its assets, (including, without limitation, any Real Property or personal property, tangible or intangible, of the Company) whether now owned or hereafter acquired, or upon or with respect to any proceeds therefrom, or assign, or permit any of its Subsidiaries to assign, any accounts receivable or other right to receive income or proceeds, other than Permitted Liens.

          (c) The Company will not declare, order, pay, make or set apart any sum for any Restricted Payment other than Restricted Payments to the Guarantor that are made in the ordinary course of business out of the Company Cash Flow in payment or reimbursement of the Guarantor's general and administrative expenses so long as (i) the Guarantor Consolidated Tangible Net Worth is not less than $14,000,000 after giving effect to such Restricted Payment and the payment of such expenses and (ii) no Default hereunder shall have occurred and be continuing.

          (d) The Company will not make or permit to exist or to remain outstanding any Investment other than (i) marketable direct or guaranteed obligations of the United States which mature within one year from the date of purchase, (ii) certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States or any state thereof and having a combined capital, surplus, and undivided profits or not less than $100,000,000, and (iii) commercial paper issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's.

          (e) The Company will not (i) alter its corporate, capital or legal structure; (ii) liquidate, wind-up or dissolve; (iii) consolidate with or merge into any Person; (iv) sell, convey, lease, transfer, sublease or otherwise dispose of, in one transaction or a series of transactions, all or any part of the Real Property or any other assets, except that the Company may convey, sell, lease, transfer or otherwise dispose of the Real Property or other assets in one or more transactions, provided, that the proceeds thereof to the Company are (A) promptly reinvested in the Real Property, (B) used to acquire other real property or other assets or (C) applied to repay and retire outstanding Loans as provided in Section 2.7; (v) create a Subsidiary; or (vi) engage in any type of business other than the type of business conducted by the Company on the Closing Date.

SECTION 6.   EVENTS OF DEFAULT
             -----------------

     Section 6.1   Events of Default.  Each of the following events, acts,
                   -----------------
occurrences or conditions shall constitute an "Event of Default" under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

          (a) The Company shall (i) default in the payment when due of any principal amount of the Loans or (ii) default in the payment when due of any interest on the Loans or in the payment when due of any other amounts owing hereunder and such default shall continue unremedied for three or more Business Days.

          (b) Any representation or warranty made by the Company or the Guarantor herein or in the other Loan Documents or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

          (c) The Company or the Guarantor shall fail to perform or observe any other material agreement, covenant or obligation arising hereunder and such failure shall continue for 30 or more days.

          (d) The Company or the Guarantor shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount of $25,000 or more, provided, however, that such a default shall not constitute any Event of Default hereunder so long as it is being contested in good faith by the Company in an appropriate proceeding and the amount of the Indebtedness involved does not exceed $250,000; or the Company shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

          (e) (i) The Company or the Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against the Company or the Guarantor and the petition is not converted within ten days, or is not dismissed within 30 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the assets of the Company or the Guarantor or the Company or the Guarantor commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or the Guarantor or there is commenced against the

Company or the Guarantor any such proceeding which remains undismissed for a period of 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Company or the Guarantor is adjudicated insolvent or bankrupt; or (vi) the Company or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its assets to continue undischarged or unstayed for a period of 30 days; or
(vii) the Company or the Guarantor makes a general assignment for the benefit of creditors; or (viii) the Company or the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) the Company or the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) the Company or the Guarantor shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by the Company or the Guarantor for the purpose of effecting any of the foregoing.

          (f) The Guarantor shall be in breach or default in any material respect under the Guaranty or the Pledge Agreement or the Guaranty or the Pledge Agreement shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or any other person, or Craig shall not have, or shall cease to have, a valid and perfected first priority security interest in the Pledged Shares.

          (g) One or more judgments, orders or decrees shall be entered against the Company or the Guarantor involving in the aggregate a liability (not paid or fully cured by insurance) equal to or greater than $25,000, or such judgment, orders or decrees shall decree the dissolution or split up of the Company, and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

     Section 6.2   Rights and Remedies.  Upon the occurrence of any Event of
                   -------------------
Default described in Section 6.1(e), the Loan Commitment shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all other Obligations shall automatically become immediately due and payable without presentation, demand, or protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of Craig to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Craig may in its sole discretion by written notice to Company (i) declare that the Loan Commitment is terminated, whereupon the Loan Commitment and the obligation of Craig to make any Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all other Obligations to be, and the same shall thereupon be, immediately due and payable without presentation, demand, or protest or other requirements of any kind, all of which are hereby expressly waived by the Company. Upon occurrence of an Event of Default and acceleration of the maturity of the Obligations as set forth above, Craig may immediately exercise its rights and remedies under the Guaranty and the Pledge Agreement or applicable law.

SECTION 7.   MISCELLANEOUS
             -------------

     Section 7.1   Costs and Expenses.    The Company agrees to pay all
                   ------------------
reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by Craig in connection with any amendments, modifications or waivers of the provisions of any of the Loan Documents (whether or not the transactions thereby contemplated shall be consummated) or incurred by Craig in connection with actions reasonably taken to enforce or protect its rights in connection with this Agreement or the other Loan Documents or with the Loans made or the Note issued hereunder.

     Section 7.2   Indemnification.  Whether or not the transactions
                   ---------------
contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold Craig and its shareholders, officers, directors, employees and agents harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including attorneys' fees and costs and costs of investigation, document production, attendance at a deposition or other discovery, with respect to or arising out of this Agreement, any other Loan Document or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against the Company (collectively, the "Indemnified Liabilities"), provided that the Company shall have no obligation hereunder with respect to claims hereunder by the Company or the Guarantor against Craig or Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section 7.2, the indemnified Person shall notify the Company of such claim or of the commencement of such action, suit or proceeding, but the failure to so notify the Company shall not relieve the Company from any liability hereunder except to the extent that the Company is actually prejudiced thereby. Craig and the other Persons indemnified pursuant to this Section 7.2 shall be entitled to defend against any claim or any action, suit or proceeding and in connection therewith to employ counsel selected by it and reasonably satisfactory to the Company, and the Company agrees to advance the reasonable costs and expenses (including reasonable attorneys' fees and disbursements) of such defense promptly upon the request of Craig or such Person.

     Section 7.3   Notices.  Except as otherwise expressly provided herein, all
                   -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or on the third Business Day after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below, or to such other address as may be designated by any party in a written notice to the other party hereto:

     If to the Company:    Citadel Realty, Inc.
                           600 North Brand Boulevard
                           Glendale, CA  91203
                           Attention:  Steve Wesson

     If to the Guarantor:  Citadel Holding Corporation
                           600 North Brand Boulevard
                           Glendale, CA  91203

     If to Craig:          Craig Corporation
                           116 North Robertson Boulevard
                           Suite 609
                           Los Angeles, CA 90048
                           Attention:  S. Craig Tompkins

     Section 7.4   Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and inure to the benefit of the Company and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Craig.

     Section 7.5   Amendments and Waivers.  Neither this Agreement, the  Note,
                   ----------------------
nor any terms hereof or thereof may be amended, supplemented, modified or waived except in a writing executed by the Company and Craig.

     Section 7.6   No Waiver; Remedies Cumulative.  No failure or delay on the
                   ------------------------------
part of Craig in exercising any right, power or privilege hereunder or under the Note and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note pre-clude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Craig would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Craig to any other or further action in any circumstances without notice or demand.

     Section 7.7   Governing Law and Consent to Jurisdiction; Waiver of Jury
                   ---------------------------------------------------------
Trial.
- - -----

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws. The Company and the Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of the District Court of the United States for the Central District of California in any action, suit or proceeding brought against it and related to or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, and to the extent permitted by applicable law, the Company and the Guarantor hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that they are not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Guaranty or any document or any instrument referred to herein or the subject matter hereof may not be litigated in or by such courts or any immunity, sovereign or otherwise. To the extent permitted by applicable law, the Company and the Guarantor agree not to seek and hereby waive the right to any review of the judgment of any such court by any court of any jurisdiction other than the Central District of California which may be called upon to grant an enforcement of such judgment.

          (b) The Company and the Guarantor hereby consent to service of process by mail or courier service or hand delivery in any suit, action or other proceeding arising out of this Guaranty or the subject matter hereof or any of the transactions contemplated hereby in such District of California courts.

          (c) THE COMPANY AND THE GUARANTOR, AND CRAIG BY ITS ACCEPTANCE HEREOF, WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY AND ARISING FROM OR RELATING TO THIS GUARANTY OR THE LOAN DOCUMENTS. THE COMPANY AND THE GUARANTOR ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THEY MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH

COUNSEL OF THEIR CHOICE. THE COMPANY AND THE GUARANTOR AGREE THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.



             [The balance of this page is intentionally left blank]

                                      24A

     Section 7.8   Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 7.9   Headings Descriptive.  The headings of the several Sections
                   --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 7.10  Severability.  In case any provision in or obligation under
                   ------------
this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                        CITADEL REALTY, INC.



                                        By: /s/ STEVE WESSON
                                            _____________________________
                                            Name:   Steve Wesson
                                            Title:  President and Secretary


                                        CITADEL HOLDING CORPORATION


                                        By: /s/ Richard M. Greenwood
                                            _____________________________
                                            Name: Richard M. Greenwood
                                            Title: President and Chief
                                                   Executive Officer


                                        CRAIG CORPORATION



                                        By:   /s/ ROBIN SKOPHAMMER
                                              _____________________________
                                              Name:  Robin Skophammer
                                              Title: Chief Financial Officer

                                  SCHEDULE 1

                             REO Property Schedule


        REO Property                 Loan No.              Property Type
- - ----------------------------         ---------             --------------
Camelback Arboleda Office                                   Commercial
Complex ("Camelback")
1661 Camelback Rd.
Phoenix, AZ

Los Feliz Village Apartments          3027749               Multi-family
("Veselich")                                                  residential
3939 Veselich Ave.
Los Angeles, CA 90039

Summer Glen Apartments                3027756               Multi-family
("Harbor City")                                             residential
23200 S. Western Ave.
Harbor City, CA 90710

La Plaza ("Parthenia")                  N/A                 Multi-family
21028 Parthenia Street                                      Residential
Canoga Park, CA


                                  SCHEDULE 2
                                  ----------

                                PERMITTED LIEN
                                --------------

                             BORROWER & GUARANTOR
                             --------------------


1. Indemnity by Guarantor of up to $4m in favor of FFB associated with Bulk
   Sale.

2. Unsecured Guarantee by FFB of loan on Arboleda for principal amount of $4.45m and associated environmental guarantee.